Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Salisbury Bancorp, Inc.

Richard J. Cantele, Jr.

President and Chief Executive Officer

(860) 435-9801

Salisbury Bancorp, Inc. Announces Completion of Merger

Lakeville, CT, December 8, 2014 – Salisbury Bancorp, Inc. (“Salisbury”) (NASDAQ: SAL), the bank holding company of Salisbury Bank and Trust Company (“Salisbury Bank”) announced that it has successfully completed the merger of Riverside Bank, of Poughkeepsie, New York, (“Riverside”) with Salisbury Bank, effective December 5, 2014, under the terms of the Agreement and Plan of Merger.

On March 19, 2014, Salisbury and Riverside Bank publicly announced the merger, which is a stock-for-stock transaction valued at approximately $28 million. In the merger, Riverside shareholders have a right to receive 1.350 shares of Salisbury common stock for each share of Riverside common stock. Based on financial results as of September 30, 2014, the combined organization had approximately $870 million in total assets, $668 million in total loans and $726 million in total deposits with 13 branches in Connecticut, Massachusetts and New York.

John Davies, former President and Chief Executive Officer of Riverside, will serve as the President of Salisbury Bank’s New York Region. Charles M. Andola, George E. Banta, Michael D. Gordon, Polly Diane Hoe and Rudolph P. Russo will join Salisbury’s and Salisbury Bank’s Board of Directors.

Salisbury’s President and Chief Executive Officer Rick Cantele commented, “John and I are pleased to announce the completion of this merger. We believe this transaction will enhance our franchise and create substantial value for our shareholders. We will be stronger as a combined institution than either institution was separately, and we are committed to making this merger a success for all of our stakeholders.”

Sterne, Agee & Leach, Inc. served as financial advisor to Salisbury and rendered a fairness opinion in connection with the transaction. Cranmore, FitzGerald & Meaney served as legal counsel to Salisbury. Keefe, Bruyette, & Woods, a Stifel Company, served as financial advisor to Riverside and rendered a fairness opinion. Windels Marx Lane & Mittendorf served as legal counsel to Riverside.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, Dover Plains, Fishkill, Millerton, Newburgh, and Poughkeepsie, New York and Great Barrington, South Egremont and Sheffield, Massachusetts. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, cost savings, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Salisbury and Riverside, including future financial and operating results, and the combined company's plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Salisbury and Riverside assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Salisbury’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Salisbury and Riverside businesses or fully realizing cost savings and other benefits; business disruption following the transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.